                                                                       EXHIBIT C

                                VOTING AGREEMENT


         VOTING AGREEMENT (this "Agreement"), dated as of June 28, 1999, by and among Pepsi-Cola Puerto Rico Bottling Company, a Delaware corporation ("PPR") and P-PR Transfer, LLP, a Delaware limited liability partnership ("P-PRT").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, PPR, Delta Beverage Group, Inc., a Delaware corporation ("Delta") and the stockholders of Delta named therein have entered into an Exchange Agreement, dated as of June 28, 1999 (as such agreement may hereafter be amended from time to time, the "Delta Exchange Agreement"), pursuant to which, among other things, PPR will issue shares of Class B Common Stock, par value $.01 per share, of PPR ("PPR Class B Common Stock") in exchange for shares of Delta common stock held by the Delta stockholders;

         WHEREAS, concurrently with the execution and delivery of this Agreement and the Delta Exchange Agreement, PPR, Dakota Beverage Company, Inc. and Pohlad Companies have entered into an Exchange Agreement, dated as of June 28, 1999 (as such agreement may hereafter be amended from time to time, the "Dakota Exchange Agreement", and together with the Delta Exchange Agreement, the "Exchange Agreements"), pursuant to which, among other things, PPR will issue shares of PPR Class B Common Stock in exchange for membership interests in DakBev, LLC, a Delaware limited liability company;

         WHEREAS, P-PRT is the owner, beneficially and of record, and has the sole right to vote and dispose of 4,000,000 shares of PPR Class A Common Stock ("PPR Class A Common Stock") and 6,329,000 shares of PPR Class B Common Stock (and together with the PPR Class A Common Stock, "PPR Stock") (all PPR Stock owned by P-PRT, the "Owned Shares"); and

         WHEREAS, as an inducement and a condition to its entering into the Exchange Agreements and incurring the obligations set forth therein, PPR has required that P-PRT enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Exchange Agreements, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Certain Definitions. Capitalized terms not defined herein have the respective meanings ascribed to them in the Exchange Agreements. In addition, for purposes of this Agreement:

         "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom


                                       C-1
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such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, agent, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

         "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

         2. Voting of Owned Shares; Proxy. (a) During the period commencing on the date hereof and continuing until the earlier of (x) the Closing and (y) the termination of the Exchange Agreements in accordance with their terms (such period being referred to as the "Voting Period"), at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of PPR's stockholders, however called, or in connection with any written consent of PPR's stockholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal, state or foreign court barring such action, P-PRT shall vote (or cause to be voted) all of its Owned Shares:

         (a) in favor of the issuance of PPR Class B Common Stock pursuant to the Exchange Agreements;

         (b) in favor of each of the other actions contemplated by the Exchange Agreements and this Agreement and any actions required in furtherance thereof and hereof;

         (c) in favor of the amendment to the Certificate of Incorporation of PPR to increase the authorized shares of capital stock of PPR required to effect the issuances pursuant to the Exchange Agreements;

         (d) in favor of the amendment to the Certificate of Incorporation of PPR to change the name of PPR; and

         (e) against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement under the Exchange Agreements or of P-PRT under this Agreement or (B) impede, interfere with, delay, postpone, or adversely affect the Exchange or the transactions contemplated by the Exchange Agreements or hereby.

                  (b) IRREVOCABLE PROXY. P-PRT HEREBY GRANTS TO, AND APPOINTS ROBERT POHLAD AND JOHN BIERBAUM IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PPR, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PPR, AND ANY OTHER DESIGNEE OF PPR, EACH OF THEM INDIVIDUALLY, P-PRT's IRREVOCABLE (UNTIL THE END OF THE VOTING PERIOD) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE OWNED SHARES OF P-PRT AS INDICATED IN SECTION 2(a) ABOVE. P-PRT INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE END OF THE VOTING PERIOD) COUPLED WITH AN INTEREST AND SHALL TAKE


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SUCH FURTHER ACTIONS AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO
EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY P-PRT WITH RESPECT TO THE OWNED SHARES.

         3. Restrictions on Transfer, Other Proxies. P-PRT shall not, until the expiration of the Voting Period, directly or indirectly: (i) Transfer to any Person any or all of its Owned Shares other than to Dakota LLC immediately prior to the Closing; (ii) except as provided in Section 2(b), grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Shares; or (iii) take any action that would make any representation or warranty of P-PRT contained herein untrue or incorrect or would result in a breach by P-PRT of its obligations under this Agreement or a breach by PPR of its obligations under the Exchange Agreements.

         4. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of PPR affecting the PPR Stock, or the acquisition of additional shares of PPR Stock or other securities or rights of PPR by P-PRT, the number of Owned Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall attach to any additional PPR Stock or other securities or rights of PPR issued to or acquired by P-PRT.

         5. Representations and Warranties of P-PRT. P-PRT hereby represents, warrants and covenants as follows:

                  (1) Due Authorization, Etc. P-PRT has all necessary power and authority to enter into and perform this Agreement and perform its obligations hereunder, and no other proceedings or actions on the part of P-PRT is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. P-PRT currently has good, valid and marketable title to the Owned Shares, free and clear of all security interests, liens, claims, charges, encumbrances, equities and options of any nature whatsoever, and with no restriction on the voting rights pertaining thereto. P-PRT further warrants that there are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to, any of the Owned Shares.

                  (2) Enforceability. This Agreement constitutes a valid and binding agreement of P-PRT, enforceable against P-PRT in accordance with its terms. Neither the execution and delivery of this Agreement by P-PRT nor the consummation by P-PRT of the transactions contemplated hereby shall conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which P-PRT is a party or by which P-PRT is bound.

                  (3) Voting Rights. Except as provided in Section 2(b) hereof, P-PRT has sole power to vote and to dispose of the Owned Shares, and sole power to issue instructions with respect to the Owned Shares to the extent appropriate in respect of the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (4) No Filings. No filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by P-PRT and the consummation by P-PRT of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by P-PRT, the consummation by P-PRT of the transactions contemplated hereby or compliance by P-PRT with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of P-PRT, (B) result in a violation or breach of, or constitute (with or without


                                       C-3
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notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which P-PRT is a party or by which P-PRT or any of its properties or assets (including the Owned Shares) may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to P-PRT or any of its properties or assets.

                  (5) Reliance. P-PRT understands and acknowledges that PPR is entering into the Exchange Agreements, and is incurring the obligations set forth therein, in reliance upon P-PRT's execution and delivery of this Agreement.

         6. Representations and Warranties of PPR. PPR hereby represents, warrants and covenants to P-PRT as follows:

                  (1) Due Authorization, Etc. PPR has all necessary power and authority to enter into and perform this Agreement and perform its obligations hereunder, and no other proceedings or actions on the part of PPR is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (2) Enforceability. This Agreement constitutes a valid and binding agreement of PPR, enforceable against PPR in accordance with its terms. Neither the execution and delivery of this Agreement by PPR nor the consummation by PPR of the transactions contemplated hereby shall conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which PPR is a party or by which PPR is bound.

                  (3) No Filings. Except for filings, authorizations, consents and approvals as may be required under the Exchange Agreements, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by PPR and the consummation by PPR of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by PPR, the consummation by PPR of the transactions contemplated hereby or compliance by PPR with any of the provisions hereof shall (A) conflict with or result in any breach of the Certificate of Incorporation or By-laws of PPR, or (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which PPR is a party or by which PPR or any of its properties or assets may be bound, or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to PPR or any of its respective properties or assets.

         7. Certain Covenants.

                  (1) No Sale. P-PRT shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of or limit its right to vote in any manner any of the Owned Shares which are the subject matter of this Agreement except pursuant to the terms hereof.

                  (2) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.


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         8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         9. Miscellaneous.

                  (1) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that PPR may assign its rights and obligations, in whole or in part, to any of its Affiliates, but no such assignment shall relieve PPR of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  (2) Amendments. This Agreement may be amended, modified, or supplemented only by a written agreement among each of the parties hereto.

                  (3) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to PPR, to

                  Pepsi-Cola Puerto Rico Bottling Company
                  P.O. Box 191709
                  Carr. 865 km 0.4
                  Barrio Candelaria Arenas
                  Toa Baja, PR  00949
                  Attn:    President

                  with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, NY 10019
                  Attn:  Christopher E. Manno, Esq.
                  Fax:       (212) 728-8111

                  and



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                  (ii)     if to P-PRT, to

                  Pohlad Companies
                  3880 Dain Rauscher Plaza
                  60 South Sixth Street
                  Minneapolis, MN 55402
                  Attn:    Robert C. Pohlad

                  with a copy to:

                  Briggs and Morgan, P.A.
                  2400 IDS Center
                  80 South Eighth Street
                  Minneapolis, MN 55402
                  Attn:    Brian D. Wenger, Esq.

                  (4) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF DELAWARE.

                  (5) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (6) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (7) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Exchange Agreements (together with the other documents and instruments referred to in the Exchange Agreements, and the exhibits and disclosure schedules thereto) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) are not intended to confer upon any person other than the parties hereto any rights or remedies.

                  (8) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.



                                       C-6
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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.


                                             PEPSI-COLA PUERTO RICO BOTTLING
                                             COMPANY


                                             By: /s/ John F. Bierbaum
                                                 -------------------------------
                                                 Its: Vice President and
                                                      --------------------------
                                                      Chief Financial Officer
                                                      --------------------------


                                             P-PR TRANSFER, LLP


                                             By: /s/ Robert C. Pohlad
                                                 -------------------------------
                                                 Its: President
                                                      --------------------------



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